QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 12, 2007 relating to the consolidated financial statements of Lintas India Private Limited for the year ended March 31, 2007, which appears in the Company's Amendment to Current Report on Form 8-K filed on September 14, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICE WATERHOUSE & CO.
Price Waterhouse & Co.

Mumbai, India
January 14, 2008

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM